UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2012

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2012, First South Bancorp, Inc. issued a press release reporting the departure of a director and principal executive officer, and the appointment and election of a director and principal executive officer as follows:

(b) Effective as of the close of business on August 31, 2012, Thomas A. Vann, President and Chief Executive Officer and a Director of both First South Bancorp, Inc. (the “Company”) and First South Bank (the “Bank”) a wholly-owned subsidiary of the Company, resigned from his positions as President and Chief Executive Officer and a Director of the Company and the Bank. Mr. Vann’s likely retirement during the third quarter of 2012 had been previously announced.

(c) Effective as of the close of business on August 31, 2012, Bruce W. Elder was elected as President and Chief Executive Officer of both the Company and the Bank.

(d) Effective as of the close of business on August 31, 2012, Bruce W. Elder was also appointed as a Director of both the Company and the Bank to fill the vacancy created by the retirement of Mr. Vann.

Pursuant to the Articles of Incorporation of the Company, as a director so chosen by the remaining directors, Mr. Elder will hold his appointed office until the next annual meeting of stockholders at which directors are elected and until his successor is elected and qualifies. At the Company’s 2013 annual meeting of stockholders, Mr. Elder will stand for re-election as a director of the Company for a three year period.

Mr. Elder is expected to serve on the Executive Committee of the Company’s board of directors. He is also expected to serve on the following committees of the Bank’s board of directors: Executive Committee, CRA Committee, Expansion Committee and Liquidity Risk Management/Investment Committee.

Mr. Elder, age 50, joined the Bank on March 19, 2012 in an interim transitional position. Prior to joining the Bank, Mr. Elder was employed with Crescent Financial Corporation and Crescent State Bank of Cary, North Carolina from 1998 to 2012. Mr. Elder served as Vice President and Secretary of Crescent Financial Corporation and as Senior Vice President and Chief Financial Officer of Crescent State Bank.

Mr. Elder is a graduate of North Carolina State University with a degree in Accounting and he is a Certified Public Accountant.

A copy of the press release dated August 31, 2012 is attached to this Report as an exhibit (Exhibit 99.1) and is furnished herewith.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed herewith:

Exhibit 99.1 – Press Release dated August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.

Date: September 4, 2012	By:	/s/ William L. Wall
William L. Wall Executive Vice President Chief Financial Officer and Secretary